218 North Bernard
Spokane, WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-3 (No. 333-163384), Form S-3 (No. 333-165728) and Form S-3 (No. 333-170202) of our audit report dated July 12, 2012, with respect to the consolidated financial statements of U.S. Geothermal Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2012.

MartinelliMick PLLC
Spokane, Washington
July 12, 2012